Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Aurora Mobile Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	4,000,000 (3)	US$0.23(4)	US$900,000.00(4)	US$0.0001102	US$99.18

Total Offering Amounts					US$900,000.00		US$99.18

Total Fee Offsets							—

Net Fee Due							US$99.18

(1)

These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), every three of which represent two Class A common shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (333-226161).

(2)

Represents Class A common shares issuable upon vesting or exercise of awards granted under the 2023 Share Incentive Plan (the “Plan”) as well as the Class A common shares reserved for future awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends, or similar transactions as provided in the Plan. Any Class A common shares covered by an award granted under the Plan (or portion of an award) that terminates, expires, or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A common shares that may be issued under the Plan.

(3)

These Class A common shares are reserved for future award grants under the Plan. The number of Class A common shares available for issuance under the Plan has been estimated for the purposes of calculating the amount of the registration fee.

(4)

The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on September 12, 2023, adjusted for ADS-to-Class A ordinary share ratio.